EXHIBIT (4)(A):  FORM OF POLICY FOR THE ULTRANNUITY SERIES V VARIABLE ANNUITY

COMPANION
LIFE INSURANCE
COMPANY
A Stock Company


ANNUITY POLICY

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Companion Life Insurance  Company will pay you, if living,  the annuity payments as set forth in this policy beginning on the annuity starting date. If you die before the annuity starting date and while this policy is in force, we will pay the death benefit according to the policy provisions.

                           READ YOUR POLICY CAREFULLY.
               IT INCLUDES THE PROVISIONS ON THE FOLLOWING PAGES.

              THIS POLICY IS A LEGAL CONTRACT BETWEEN THE OWNER AND
                        COMPANION LIFE INSURANCE COMPANY.

IF YOU ARE NOT SATISFIED WITH YOUR POLICY, RETURN IT TO US OR OUR AGENT WITHIN 10 DAYS AFTER YOU RECEIVE IT. RETURN OF THE POLICY BY MAIL IS EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED, AND POSTAGE PRE-PAID. THE RETURNED POLICY WILL BE TREATED AS IF WE HAD NEVER ISSUED IT. WE WILL PROMPTLY REFUND THE ACCUMULATION VALUE AS OF THE DATE WE RECEIVE YOUR REQUEST TO CANCEL THE POLICY.

THIS IS A FLEXIBLE PAYMENT SEPARATE ACCOUNT DEFERRED ANNUITY POLICY. THE POLICY'S ACCUMULATION VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE IN THAT ACCOUNT AND WILL INCREASE OR DECREASE DAILY. THE DOLLAR AMOUNT IS NOT GUARANTEED. NO DIVIDENDS ARE PAYABLE.

THIS POLICY OFFERS BOTH FIXED AND VARIABLE ANNUITY PAYOUT OPTIONS. FOR THE VARIABLE ANNUITY PAYOUT OPTIONS, THE SMALLEST ANNUAL RATE OF INVESTMENT RETURN THAT MUST BE EARNED ON THE ASSETS OF THE SEPARATE ACCOUNT SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS WILL NOT DECREASE IS 4%. A CHARGE EQUAL ON AN ANNUAL BASIS TO 1.20% OF THE DAILY NET ASSET VALUE OF THE SEPARATE ACCOUNT IS APPLIED IN CALCULATING VARIABLE ANNUITY PAYMENTS.

For inquiries regarding coverage or customer service, please call Companion Annuity Service Division at 800/494-0067.

                                        /S/Ernest B. Johnston------------------
                                           President and Chief Executive Officer



                                         /S/Daniel R. Varone--------------------
                                            Secretary

COMPANION
OF NEW YORK
A Mutual of Omaha Company
HOME OFFICE:  401 THEODORE FREMD AVENUE
RYE, NEW YORK 10580-1493

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
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TABLE OF CONTENTS

                                     PAGE                                                 PAGE
POLICY DATA............................3    THE SEPARATE ACCOUNT
                                                 General Description.........................8
POLICY CHARGES.........................4         Investment Allocations to the Separate
                                                        Account..............................8
DEFINITIONS............................5         Valuation of Assets.........................8
                                                 Transfers Between Subaccounts...............8
GENERAL PROVISIONS                               Dollar Cost Averaging.......................8
    The Contract.......................6         Asset Allocation............................9
    Delay of Payments..................6
    Incontestability...................6    THE FIXED ACCOUNT
    Misstatement of Age or Sex.........6         General Description.........................9
    Nonparticipating...................6         Transfers from the Fixed Account............9
    Periodic Reports...................6
    Policy Dates.......................6    VALUES
    Termination........................6         Accumulation Value..........................9
                                                 Accumulation Unit...........................9
OWNER, JOINT OWNER, ANNUITANT AND                The Fixed Account..........................10
BENEFICIARY                                      Policy Charges.............................10
    Owner and Joint Owner..............7         Partial Withdrawals or Cash Surrender......11
    Death of Owner, Joint Owner........7         Death Benefit..............................11
    Annuitant..........................7         Computations...............................11
    Death of Annuitant.................7
    Beneficiary Change.................7    PAYOUT OPTIONS FOR PAYMENT OF
    Assignments........................7    POLICY PROCEEDS
                                                 General Conditions.........................11
PURCHASE PAYMENTS                                Payout Options.............................12
     Consideration ....................8         Variable Annuity Payout Options............13
     Purchase Payments.................8         First Variable Annuity Payment.............13
     Allocation of Purchase Payments...8         Second and Later Variable Annuity Payments.14
                                                 Annuity Unit Value.........................14
                                                 Number of Annuity Units....................14
                                                 Exchange of Annuity Units..................14
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                                     Page 2
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                                   POLICY DATA

POLICY NUMBER:                                                 1234567

POLICY OWNER:                                                  JOHN J. DOE

ANNUITANT:                                                     JOHN J. DOE

DATE OF ISSUE:                                                 FEBRUARY 1, 1995

ANNUITY STARTING DATE:                                         FEBRUARY 1, 2040

INITIAL PURCHASE PAYMENT:                                      $5,000

SUBSEQUENT MINIMUM PURCHASE PAYMENT:                           $500


ELIGIBLE INVESTMENTS:                               INITIAL ALLOCATION (%)

COMPANION LIFE FIXED ACCOUNT                                  10
(ALGER AMERICAN GROWTH PORTFOLIO)                              0
(ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO)                0
(FEDERATED PRIME MONEY MARKET)                                30
(FEDERATED US GOVERNMENT PORTFOLIO)                           30
(FIDELITY VIP II ASSET MANAGER:  GROWTH PORTFOLIO)             0
(FIDELITY VIP EQUITY INCOME PORTFOLIO)                         0
(FIDELITY VIP II CONTRAFUND PORTFOLIO)                         0
(MFS EMERGING GROWTH PORTFOLIO)                               30
(MFS HIGH INCOME FUND PORTFOLIO)                               0
(MFS RESEARCH PORTFOLIO)                                       0
(MFS WORLD GOVERNMENT PORTFOLIO)                               0
(SCUDDER INTERNATIONAL PORTFOLIO)                              0
(T ROWE PRICE EQUITY INCOME PORTFOLIO)                         0
(T ROWE PRICE INTERNATIONAL PORTFOLIO)                         0
(T ROWE PRICE LIMITED TERM BOND PORTFOLIO)                     0
(T ROWE PRICE NEW AMERICAN GROWTH PORTFOLIO)                   0
(T ROW PRICE PERSONAL STRATEGY BALANCED PORTFOLIO)             0


SEPARATE ACCOUNT:                            COMPANION LIFE SEPARATE ACCOUNT C



                             ANNUITY SERVICE OFFICE:

                       COMPANION ANNUITY SERVICE DIVISION
                              301 WEST 11TH STREET
                                P. O. BOX 419241
                           KANSAS CITY, MO 64141-6281
                                  800/494-0067

                                     Page 3
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                                 POLICY CHARGES

POLICY FEE:                            $30.00 EACH POLICY YEAR

MORTALITY AND EXPENSE CHARGE:          EQUAL ON AN ANNUAL BASIS TO 1.00% OF THE
                                       AVERAGE DAILY NET ASSETS OF THE SEPARATE
                                       ACCOUNT

ADMINISTRATIVE EXPENSE CHARGE:         EQUAL ON AN ANNUAL BASIS TO 0.20% OF THE
                                       AVERAGE DAILY NET ASSETS OF THE SEPARATE
                                       ACCOUNT


                         SCHEDULE OF WITHDRAWAL CHARGES


                  YEARS SINCE                           PERCENTAGE OF
               PURCHASE PAYMENT                     EACH PURCHASE PAYMENT
                       1                                     7%
                       2                                     6%
                       3                                     5%
                       4                                     4%
                       5                                     3%
                       6                                     2%
                       7                                     1%
                  8 AND LATER                                0%

                                     Page 4
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DEFINITIONS
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ACCUMULATION  UNIT - An  accounting  unit  of  measure  used  to  calculate  the accumulation value of the Separate Account prior to the annuity starting date.

ACCUMULATION VALUE - The dollar value as of any valuation date of all amounts accumulated under this policy prior to the annuity starting date.

AGE - Age last birthday.

ANNUITANT - The person upon whose life annuity payments are based.

ANNUITY STARTING DATE - The date on which annuity payments are to begin. You may change the annuity starting date by written request, provided that it is not deferred past your 90th birthday.

BENEFICIARY - The person(s) or other legal entity listed by the owner in the application and referred to in this policy as the named beneficiary. In the case of joint owners, the surviving joint owner is the primary beneficiary and the named beneficiary is the contingent beneficiary. If the named beneficiary does not survive the owner, the estate of the owner is the beneficiary.

DUE PROOF OF DEATH - A certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, a written statement by the attending physician, or any other proof satisfactory to us.

ELIGIBLE  INVESTMENT(S) - Those investments available under the policy.  Current
Eligible Investments are shown on page 3.

EXECUTIVE OFFICER - The president, vice president, assistant vice president, the secretary or assistant secretary of Companion Life Insurance Company.

FIXED ACCOUNT - The account which consists of general account assets of Companion Life Insurance Company.

FUND - A segment of an Eligible Investment which constitutes a separate and distinct class of interests under an Eligible Investment.

NET ASSET VALUE PER SHARE - The net assets of a Fund divided by the number of shares in the Fund.

OUR, US, WE - Refers to Companion  Life  Insurance  Company,  401 Theodore Fremd
Avenue, Rye, New York 10580-1493.

OWNER -    (a) The annuitant; or
           (b) the person named on the application as owner; or
           (c) the persons named on the application as joint owners. Any reference to owner in the policy will include both owners if joint owners are named in the application.

PAYEE - The person who receives the annuity payments under this policy.

PAYOUT OPTION - Any option of payment of policy proceeds available under this policy.

PROCEEDS -   (a) The death benefit; or
             (b) the Accumulation Value, less any applicable withdrawal charges, applied to a payout option.

PURCHASE PAYMENT - An amount paid to Companion Life Insurance Company in accordance with the provisions of this policy.

SUBACCOUNTS - That portion of the Separate Account which invests in shares of mutual funds or any other investment portfolios that we determine to be suitable for this policy's purposes.

VALUATION DATE - Each day that the New York Stock Exchange is open for trading.

VALUATION  PERIOD - The period  commencing  at the close of  business of the New
York Stock Exchange on each valuation date and ending at the close of business for the next succeeding valuation date.

SEPARATE ACCOUNT - A separate account maintained by us in which a portion of our assets has been allocated for this and certain other policies. It has been designated on page 3.

YOU, YOUR - Refers to the owner.

                                     Page 5
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GENERAL PROVISIONS
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THE CONTRACT

The entire contract is this policy, any riders and amendments, and the signed application, a copy of which is attached. All statements made in the application will be deemed representations and not warranties. No statement, unless it is in the application, will be used by us to contest this policy or deny a claim.

Any change of this policy and any riders requires the written consent of an executive officer.

DELAY OF PAYMENTS

We will usually pay any amounts payable from the Separate Account as a result of a partial withdrawal or cash surrender within seven days after we receive your written request at our Service Office in a form satisfactory to us. We can postpone such payments or any transfers of amounts between subaccounts or into the Fixed Account if:
    (a) the New York Stock Exchange is closed for other than customary weekend and holiday closings;
    (b) trading  on the New  York  Stock  Exchange  is restricted;
    (c) an emergency exists as determined by the Securities Exchange Commission, as a result of which it is not reasonably practical to dispose of securities, or not reasonably practical to determine the value of the net assets of the Separate Account;
    (d) the Securities Exchange Commission permits delay for the protection of security holders.

The applicable rules of the Securities Exchange Commission will govern as to whether the conditions in (c) or (d) exist.

We may defer payment of partial  withdrawals  or a cash surrender from the Fixed
Account for up to six months from the date your written request is received at our Service Office.

INCONTESTABILITY

We will not contest the validity of this policy after its date of issue.

MISSTATEMENT OF AGE OR SEX

We may require proof of the age of the annuitant before making any life annuity payment provided for by this policy. If the age or sex of the annuitant has been misstated, the annuity starting date and monthly income will be determined using the correct age and sex.

If a misstatement of age or sex results in monthly income payments that are too large, the overpayments will be deducted from future payments. If we have made payments that are too small, the underpayments will be added to the next payment. Adjustments for overpayments or underpayments will include 6% interest.

NONPARTICIPATING

No dividends will be paid. Neither you nor the beneficiary of this policy will have the right to share in our surplus earnings or profits.

PERIODIC REPORTS

At least quarterly each calendar year we will send you a statement showing your Accumulation Value as of a date not more than two months prior to the date of mailing. We will also send such statements as may be required by applicable state and federal laws, rules and regulations.

POLICY DATES

Policy years and policy anniversaries are measured from the date of issue shown on page 3.

TERMINATION

This policy will remain in force until surrendered for its full value, or all annuity payments have been made, or the death benefit has been paid.

If the Accumulation Value is less than $500, we may cancel this policy upon 60 days' notice to you. This cancellation would be considered a full surrender of this policy.

If your account value in any Fund falls below $500, we reserve the right to transfer the remaining balance, without charge, to the Money Market Fund.

                                     Page 6

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OWNER, JOINT OWNER, ANNUITANT AND BENEFICIARY
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OWNER AND JOINT OWNER

While you are  alive,  only you may  exercise  the  rights  under  this  policy.
Ownership may be changed as described in the ASSIGNMENTS provision. If there are joint owners, the signatures of both owners are needed to exercise rights under the policy.

DEATH OF OWNER, JOINT OWNER

If any owner or joint owner dies before the annuity starting date, the policy will end and the death benefit will be paid to the beneficiary.

If there are joint owners, the beneficiary is the surviving joint owner. If both joint owners die simultaneously, the death benefit will be paid to the named beneficiary.

If an owner of this policy is a corporation or other nonindividual, the primary annuitant will be treated as an owner of this policy. The "primary annuitant" is that individual whose life affects the timing or the amount of the payout under this policy. A change in the primary annuitant will be treated as the death of an owner.

If the beneficiary is the surviving spouse, the spouse may either receive the death benefit and the policy will end, or the spouse may continue the policy in force.

If any owner or joint owner dies on or after the annuity starting date and before all the proceeds have been paid, any remaining proceeds will be paid at least as rapidly as under the payment option in effect at the time of such owner's death.

Generally, any death benefit must be paid within five years after the date of death. The five-year rule does not apply to that portion of the proceeds which:
    (a) is payable to or for the benefit of an individual named beneficiary; and
    (b) will be paid over the lifetime or the life expectancy of that named beneficiary as long as payments begin not later than one year after the date of your death.

ANNUITANT

If the owner is different from the annuitant, the annuitant does not have any rights under this policy.

DEATH OF ANNUITANT

If the annuitant is an owner or joint owner, the death of the annuitant will be treated as the death of an owner.

If the annuitant is not an owner and the annuitant dies before the annuity starting date, you may name a new annuitant. If you do not name a new annuitant, you will become the annuitant.

BENEFICIARY CHANGE

You may change the named beneficiary by sending a written request to our Service
Office unless the beneficiary is irrevocable. When recorded and acknowledged by us, the change will be effective as of the date you signed the request. The change will not apply to any payments made or other action taken by us before recording.

If the named beneficiary is irrevocable, you may change the named beneficiary only by joint written request from you and the named beneficiary.

ASSIGNMENTS

You may change the ownership of this policy or pledge it as collateral by assigning it. No assignment will be binding on us until we record and acknowledge it. The right of any payee will be subject to a collateral assignment.

If the named beneficiary of this policy is irrevocable, a change of ownership or a collateral assignment may be made only by joint written request from you and the named beneficiary. On the annuity starting date, you may select another payee, but you retain all rights of ownership unless you sign an absolute assignment.

                                     Page 7
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PURCHASE PAYMENTS
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CONSIDERATION

The consideration for this policy is the application and the payment of the initial purchase payment.

PURCHASE PAYMENTS

Purchase  payments after the first may be made at any time but are not required.
Purchase payments are payable at our Service Office. Upon request a receipt signed by our Secretary or an Assistant Secretary will be given for any purchase payment. The minimum purchase payment allowed is shown on page 3.


We will not accept any additional purchase payments beginning on the policy anniversary next following your 83rd birthday.

ALLOCATION OF PURCHASE PAYMENTS

Purchase payments are allocated to one or more Eligible Investments according to your instructions. Changes in the allocation will be effective on the date your written request is received at our Service Office. The change will apply to future purchase payments.


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THE SEPARATE ACCOUNT
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GENERAL DESCRIPTION

The name of the Separate  Account is shown on page 3. The assets of the Separate
Account are our property but are not chargeable with the liabilities arising out of any other business we may conduct, except to the extent that the assets of the Separate Account exceed the liabilities of the Separate Account arising under the contracts supported by the Separate Account.

INVESTMENT ALLOCATIONS TO THE SEPARATE ACCOUNT

The assets of the Separate Account are segregated by Eligible Investments or Funds and, where appropriate, by Funds within the Eligible Investment. This establishes a series of subaccounts within the Separate Account.

We may, from time to time, add other Eligible Investments or Funds. In such event you may be permitted to select from these other Eligible Investments or Funds, limited by the terms and conditions we may impose on such transactions.

We may also substitute other Eligible Investments or Funds. If required, approval of or change of any investment policy will be filed with the Insurance
Department of the state in which this policy was delivered.

VALUATION OF ASSETS

Assets of Eligible Investments within each subaccount will be valued at their net asset value on each valuation date.

TRANSFERS BETWEEN SUBACCOUNTS

Prior to the Annuity Starting Date you may transfer all or part of your interest in a subaccount to another subaccount or to the Fixed Account. You may make 12 transfers each policy year without charge. We reserve the right to charge a $10 fee for additional transfers, to be deducted from the amount transferred.

The minimum transfer amount is $500 or the entire amount in the subaccount if it is less than $500. The minimum amount that can remain in a subaccount after a transfer is $500.

We reserve the right at any time and without prior notice to any party to modify the transfer privileges described above.

DOLLAR COST AVERAGING

Under the Dollar Cost Averaging program you may instruct us to automatically transfer between Eligible Investments, on a periodic basis, a predetermined dollar amount or percentage of accumulation value. The automatic transfers will be made from any one subaccount or the Fixed Account to any other subaccount.

                                     Page 8

Automatic transfers can occur monthly, quarterly, semi-annually or annually. The amount transferred each time must be at least $100 and at least $50 per subaccount. At the time the program begins there must be at least $5,000 of accumulation value in the applicable subaccount or the Fixed Account, or enough to cover one year's transfers.

If transfers are made from the Fixed Account, the maximum periodic transfer amount is 10% of that account's value at the time of election, or enough to provided transfers for 10 months. There is no maximum transfer amount applicable to the subaccounts.

You may request Dollar Cost Averaging at the time of application or at a later date. Transfers will begin on the first or 15th day of the month, as you specify. If the first or 15th day of the month is not a valuation date, then the transfer will be processed on the next following valuation date. The program will terminate when the number of transfers you have specified have been made, or when the value in the applicable subaccount or the Fixed Account is less than $500, whichever occurs first.

You may increase or decrease the amount or percentage of the transfers or discontinue the program by sending written notice to our Service Office. There is no charge for participation in this program.

ASSET ALLOCATION PROGRAM

Under the Asset Allocation Program you may instruct us to allocate purchase payments and the Accumulation Value among the subaccounts and the Fixed Account according to your instructions, or according to instructions recommended by us and approved by you. We will allocate your purchase payments and transfer accumulation value among the Eligible Investments to maintain conformity with current instructions, thereby "rebalancing" your investments.

At the time the program  begins,  there must be at least $10,000 of Accumulation
Value in the policy. Rebalancing will be performed on a quarterly, semi-annual or annual basis as you specify. Transfers made in accordance with this program will not be counted toward the 12 free transfers allowed each policy year.

You may request participation in the Asset Allocation Program at the time of application or at a later date. You may change your allocation percentages or discontinue the program by sending written notice to our Service Office. There is no charge for participation in this program.


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THE FIXED ACCOUNT
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GENERAL DESCRIPTION

Any  portion  of the  purchase  payments  allocated  to the  Fixed  Account  and transfers  to the Fixed  Account  under the policy  become  part of the  general account assets of Companion Life Insurance  Company.  The Fixed Account does not
include  those  assets  segregated  in  separate  accounts.   We  maintain  sole
discretion to invest the assets of the Fixed Account, subject to applicable law.

TRANSFERS FROM THE FIXED ACCOUNT

Prior to the Annuity Starting Date you may transfer part of the accumulation value in the Fixed Account to the subaccounts once each policy year.

The maximum  percentage that may be transferred is 10% of the value in the Fixed
Account on the date of the transfer. These transfers do not count toward the 12 free transfers allowed each policy year.

We reserve the right to defer transfers from the Fixed Account to the subaccounts for up to six months from the date your written request is received at our Service Office.

You may transfer amounts from the subaccounts to the Fixed Account at any time prior to the Annuity Starting Date. However, we reserve the right to restrict transfers back to the Fixed Account for 90 days immediately following a transfer to the subaccounts.
                                     Page 9

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VALUES
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ACCUMULATION VALUE

On the date of issue the Accumulation Value is equal to the initial purchase payment. On any valuation date after the date of issue the Accumulation Value is equal to the total of your values in each subaccount plus the accumulation value of the Fixed Account.

The value for each subaccount is equal to:
    (a) your current number of Accumulation Units; multiplied by
    (b) the current unit value.

ACCUMULATION UNIT

Each purchase payment is converted into Accumulation Units by dividing it by the Accumulation Unit value for the valuation period during which the purchase payment is allocated to the Separate Account. The initial Accumulation Unit value for each subaccount was set when the subaccount was established. The unit value may increase or decrease from one valuation date to the next.

The Accumulation Unit value for a subaccount on any valuation date is calculated as follows:
    (a) the net asset value per share of the Fund multiplied by the number of shares held in the subaccount, before the purchase or redemption of any shares on that date; less
    (b) the cumulative unpaid charge for the Mortality and Expense Risk Charge and Administrative Expense Charge, which are shown on page 4; less
    (c) any applicable charge for federal and state income tax; the result divided by
    (d) the total number of Accumulation Units held in the subaccount on the valuation date, before the purchase or redemption of any shares on that date.

THE FIXED ACCOUNT

The accumulation  value of the Fixed Account on any valuation  date is equal to:
    (a) the  value  at the  end of the  preceding  policy  month;  plus
    (b) any purchase payments credited since the end of the previous policy month; plus
    (c) any transfers from the subaccounts to the Fixed Account since the end of the previous policy month; less
    (d) any transfers from the Fixed Account to the subaccounts since the end of the previous policy month; less
    (e) any partial  withdrawal and  withdrawal  charge taken from the Fixed
        Account since the end of the previous policy month; plus
    (f) interest credited on the balance.

We guarantee that the accumulation value in the Fixed Account will be credited with an effective annual interest rate of at least 3%. Using a procedure approved by our Board of Directors, we may credit interest to the Fixed Account at a current rate in excess of the guaranteed minimum interest rate. Any such current interest rate will be guaranteed for one year.

POLICY CHARGES

The following charges are deducted under the policy:

    (a) ANNUAL POLICY FEE - An annual charge,  shown on page 4, is deducted from the Accumulation Value on the last valuation date of each policy year or on a full surrender, if between policy anniversaries.  The annual policy fee is deducted  from the  subaccounts  on a pro rata basis by canceling
        Accumulation Units. If the accumulation value in the subaccounts is less than the policy fee, the policy fee will not be charged.
    (b) ADMINISTRATIVE  EXPENSE CHARGE - A charge equal,  on an annual basis, to
        the  amount  shown  on  page  4.  The   administrative   expense  charge
        compensates us for some of the costs associated with the  administration of this policy and the Separate Account.
    (c) MORTALITY AND EXPENSE RISK CHARGE - A charge equal,  on an annual basis, to the amount  shown on page 4. The  mortality  and expense  risk charge compensates  us for assuming the  mortality and expense risks under this policy.
    (d) OTHER - Depending  on Fund  choices,  other  charges may apply,  such as management fees or other expenses.

                                     Page 10

PARTIAL WITHDRAWALS OR CASH SURRENDER

You may withdraw part of the Accumulation Value prior to the annuity starting date. The minimum withdrawal amount is $500.

Partial withdrawals may be subject to a withdrawal charge. The withdrawal charge is calculated by:
    (a) allocating  purchase  payments  to  the  amount withdrawn on a first-in, first-out  basis;  and
    (b) multiplying  each  such  allocated  purchase  payment  by the applicable percentage according  to  the length of time since the purchase payments were made.

The percentages are shown on page 4.

The withdrawal charge will not apply to the following:
    (a) in each policy year, up to 15% of the Accumulation Value as of the first withdrawal that policy year;
    (b) amounts placed under Payout Option 4 (Lifetime Income) after the first two policy years; or
    (c) amounts you paid in excess of the allowable tax deduction that we refund to you.

The amount of the cash withdrawal requested and any withdrawal charge will be deducted from the Accumulation Value on the date your written request is received at our Service Office. Partial withdrawals will result in cancellation of Accumulation Units from each applicable subaccount. In the absence of instructions from you, amounts will be deducted from the subaccounts and the Fixed Account on a pro rata basis. No more than a pro rata amount may be withdrawn from the Fixed Account for any partial withdrawal. We reserve the right to defer withdrawals from the Fixed Account for up to six months from the date your written request is received at our Service Office.

If you request a cash surrender, the policy must be returned to us to receive the cash surrender value. The cash surrender value equals:

    (a) the Accumulation Value at the end of the valuation period in which your written request is received at our Service Office; less
    (b) any applicable withdrawal charge; and
    (c) any applicable pro rata policy fee based on the number of policy months from the last policy anniversary to the date of surrender.

DEATH BENEFIT

The death benefit is the amount payable to the beneficiary if any owner dies before the annuity starting date. The death benefit equals the greater of:

    (a) the Accumulation Value as of the end of the valuation period during which due proof of death and an election of a payout option are received by our Service Office; or
    (b) the sum of the purchase payments less any partial withdrawals.

COMPUTATIONS

We have filed a detailed statement of the method used to compute the policy values and benefits with the state in which this policy was delivered. With regard to amounts allocated to the Fixed Account, the accumulation value, cash surrender value, death benefit and paid-up annuity benefit are not less than those required by the state in which this policy was delivered.

--------------------------------------------------------------------------------
PAYOUT OPTIONS FOR PAYMENT OF POLICY PROCEEDS
--------------------------------------------------------------------------------

GENERAL CONDITIONS

You may choose to have the Accumulation Value less any applicable withdrawal charges applied under any combination of the fixed annuity and variable annuity payout options available in this policy. If no option is chosen, a fixed annuity
Option 4 with a guaranteed period of 10 years will be the automatic option.

A beneficiary may also have the death benefit applied to a payout option. If the beneficiary does not choose an option within 60 days of the date due proof of death is received at our Service Office, we will make payment in a lump sum.

If the option chosen provides for monthly income payments, the payments will begin as of the annuity starting date. We will pay the proceeds in one sum when the proceeds are less than $2,000, or when the option of payment chosen would result in periodic payments of less than $20. Payees must be individuals who receive payments in their own behalf unless otherwise agreed to by us. Any option chosen will be effective when we acknowledge it.

                                     Page 11

Proof of your age or survival or the age or survival of the annuitant may be required by us.

The guaranteed minimum interest rate used in the fixed annuity payout options is 3%.

PAYOUT OPTIONS

OPTION 1 - PROCEEDS HELD ON DEPOSIT AT INTEREST - This option is available on a fixed basis. While the proceeds are held by us, we will annually:
    (a) pay interest to any payee; or
    (b) add interest to the proceeds.

OPTION 2 - INCOME OF A SPECIFIED AMOUNT - This option is available on either a fixed or variable basis. The proceeds will be paid in installments of a specified amount until the proceeds, with interest, have been fully paid.

OPTION 3 - INCOME FOR A SPECIFIED PERIOD - This option is available on a fixed basis. The proceeds will be paid in installments for the number of years chosen.
The monthly incomes for each $1,000 of proceeds, shown in the following table, include interest. We will provide the income amounts for payments other than monthly upon request.


--------=========-------========----------------
 Years  Monthly  Years  Monthly  Years  Monthly
Chosen   Income  Chosen Income  Chosen  Income
--------=========-------========----------------
   1     $84.47    8     $11.68   15      $6.87
   2      42.86    9      10.53   16       6.53
   3      28.99    10      9.61   17       6.23
   4      22.06    11      8.86   18       5.96
   5      17.91    12      8.24   19       5.73
   6      15.14    13      7.71   20       5.51
   7      13.16    14      7.26
--------=========-------========----------------


OPTION 4 - LIFETIME INCOME - This option is available on either a fixed or variable basis. The proceeds will be paid as a monthly income for as long as the annuitant lives. The following guarantees are available:
    GUARANTEED PERIOD - The monthly income will be paid for a minimum of 10 years and as long thereafter as the annuitant lives; or GUARANTEED AMOUNT - The monthly income will be paid until the sum of all payments equals the proceeds placed under this option and as long thereafter as the annuitant lives.

The monthly income as a fixed annuity will be the amount computed using one of the following bases: (i) the Lifetime Monthly Income Table for Fixed Annuity
Option 4 shown in this policy, or, if more favorable to the payee, (ii) our then current lifetime monthly income rates for payment of proceeds. Payments will not be less than payments made if the proceeds were used to purchase a single premium immediate annuity available from us at that time to the same class of annuitants.

The Lifetime  Monthly  Income Table for Fixed  Annuity  Option 4 is based on the
1983a Mortality Table and interest at 3%.

OPTION 5 - LUMP SUM - The proceeds will be paid in one sum.

OPTION 6 - ALTERNATIVE SCHEDULE - Upon request and if available, we will provide payments for other options, including joint and survivor periods.

Additional information about any of the options may be obtained by contacting us.

                                     Page 12

            LIFETIME MONTHLY INCOME TABLE FOR FIXED ANNUITY OPTION 4
                   MONTHLY INCOME FOR EACH $1,000 OF PROCEEDS


------------------------------------------------------------------------------------------------------
Age Last  Guaranteed  Guaranteed  Age Last  Guaranteed  Guaranteed   Age Last  Guaranteed   Guaranteed
Birthday    Period      Amount    Birthday    Period     Amount      Birthday   Period        Amount
         ------------------------           ------------------------          ------------------------
of Payee  Male Female Male Female of Payee  Male Female  Male Female of Payee Male Female  Male Female
------------------------------------------------------------------------------------------------------
 7 and
 under   $2.84 $2.77 $2.83 $2.76
   8      2.85  2.78  2.84  2.77    34     $3.40 $3.23  $3.36$3.20      60   $5.14  $4.66 $4.86 $4.48
   9      2.86  2.79  2.85  2.78    35      3.44  3.26   3.39 3.23      61    5.27   4.76  4.96  4.56
   10     2.87  2.80  2.86  2.79    36      3.48  3.29   3.42 3.26      62    5.39   4.87  5.07  4.66
   11     2.89  2.81  2.88  2.80    37      3.52  3.32   3.46 3.29      63    5.53   4.98  5.19  4.75
   12     2.90  2.82  2.89  2.82    38      3.56  3.35   3.49 3.32      64    5.66   5.10  5.30  4.86

   13     2.91  2.83  2.90  2.83    39      3.60  3.38   3.53 3.35      65    5.81   5.22  5.43  4.96
   14     2.93  2.85  2.92  2.84    40      3.65  3.42   3.57 3.38      66    5.96   5.36  5.56  5.08
   15     2.95  2.86  2.93  2.85    41      3.69  3.46   3.61 3.42      67    6.12   5.50  5.70  5.20
   16     2.96  2.87  2.95  2.86    42      3.74  3.50   3.66 3.45      68    6.28   5.65  5.85  5.33
   17     2.98  2.89  2.96  2.88    43      3.79  3.54   3.70 3.49      69    6.44   5.80  6.00  5.47

   18     3.00  2.90  2.98  2.89    44      3.85  3.58   3.75 3.53      70    6.61   5.97  6.16  5.61
   19     3.01  2.92  3.00  2.91    45      3.90  3.63   3.80 3.57      71    6.79   6.14  6.33  5.76
   20     3.03  2.93  3.02  2.92    46      3.96  3.67   3.85 3.61      72    6.96   6.32  6.51  5.93
   21     3.05  2.95  3.04  2.94    47      4.02  3.72   3.90 3.66      73    7.14   6.50  6.69  6.10
   22     3.07  2.96  3.06  2.95    48      4.09  3.78   3.96 3.70      74    7.32   6.69  6.90  6.28

   23     3.09  2.98  3.08  2.97    49      4.15  3.83   4.01 3.75      75    7.50   6.89  7.10  6.47
   24     3.12  3.00  3.10  2.99    50      4.22  3.89   4.07 3.80      76    7.67   7.09  7.32  6.68
   25     3.14  3.02  3.12  3.01    51      4.30  3.95   4.14 3.86      77    7.84   7.29  7.54  6.90
   26     3.16  3.04  3.14  3.02    52      4.37  4.01   4.20 3.91      78    8.01   7.49  7.78  7.12
   27     3.19  3.06  3.16  3.04    53      4.45  4.08   4.27 3.97      79    8.18   7.69  8.03  7.37

   28     3.22  3.08  3.19  3.06    54      4.54  4.15   4.34 4.03      80    8.33   7.89  8.30  7.64
   29     3.24  3.10  3.21  3.09    55      4.62  4.22   4.42 4.10      81    8.48   8.08  8.58  7.90
   30     3.27  3.12  3.24  3.11    56      4.72  4.30   4.50 4.17      82    8.61   8.26  8.88  8.20
   31     3.30  3.15  3.27  3.13    57      4.82  4.38   4.58 4.24      83    8.74   8.43  9.19  8.50
   32     3.33  3.17  3.30  3.15    58      4.92  4.47   4.67 4.31      84    8.86   8.59  9.53  8.81
   33     3.37  3.20  3.33  3.18    59      5.03  4.56   4.77 4.39      85    8.97   8.74  9.83  9.18
                                                                     and over
------------------------------------------------------------------------------------------------------

VARIABLE ANNUITY PAYOUT OPTIONS

You may choose payout options 2, 4 or 6 to be paid as a variable annuity. Variable annuity payments will vary according to the net investment return of the subaccounts chosen.

FIRST VARIABLE ANNUITY PAYMENT

We will compute the dollar amount of the first monthly variable annuity payment by applying all or part of the Accumulation Value to the Variable Annuity Payout Options table shown in this policy for the payout option you choose. The table shows the dollar amount of monthly payment that you can buy with each $1,000 of Accumulation Value.

If you have chosen more than one subaccount, we will apply the accumulation value of each subaccount separately to the Variable Annuity Payout Options table. The total amount of the first variable annuity payment equals the sum of the payment amounts payable for each subaccount.

                                     Page 13

SECOND AND LATER VARIABLE ANNUITY PAYMENTS

The dollar amount of the second and later variable annuity payments is not set. It may change from month to month. We will compute the payment on the 10th valuation date before the payment is due.

The amount of each variable annuity payment after the first equals the sum of:

    (a)  the number of annuity units under each subaccount; multiplied by
    (b)  the current annuity unit value for each subaccount   as of the  date we
         compute the payment.

An annuity unit is a measuring unit used in computing the amount of the variable annuity payments. The value of an annuity unit for each subaccount will vary with the net investment return of the subaccount.

ANNUITY UNIT VALUE

The current value of an annuity unit for each subaccount is:

    (a)  the value as of the date we computed the last payment; multiplied by
    (b) the Net Investment Factor for the subaccount as of the date on which we are computing the current payment.

The Net  Investment  Factor is figured by dividing (a) by (b), then  subtracting
(c) from the result, then multiplying by the offset factor described below. The values of (a), (b) and (c) are defined as follows:

    (a) is the net result of
        (1)the net asset value of a Fund share held in a subaccount as of the end of the currentpayment period; plus or minus
        (2)a per share credit or charge for any taxes we incurred since the last
           computation   date  that  were  charged  to  the   operation  of  the
           subaccount.

    (b) is the net asset value of a Fund share held in the subaccount as of the beginning of the current payment period.

    (c) is the asset charge factor that reflects the mortality and expense risk charge and administrative expense charge deducted from the Separate Account. This factor is equal, on an annual basis, to 1.20% of the daily net asset value of the Separate Account.

The result of the calculation described above is then multiplied by a factor that offsets the assumed investment rate upon which the Variable Annuity Payout Options table is based. This allows the actual investment rate to be credited. For a one-day valuation period the factor is 0.99989255, using an assumed investment rate of 4% per year.

NUMBER OF ANNUITY UNITS

The number of annuity units payable for each subaccount equals:

    (a) the amount of the first monthly variable annuity payment payable for that subaccount; divided by
    (b) the annuity unit value for that subaccount as of the 10th valuation date before the annuity starting date.

The number of annuity units payable for each subaccount is fixed when we compute the first variable annuity payment. The number remains fixed unless you exchange annuity units between subaccounts. The number of annuity units will not change as a result of investment experience.

We guarantee that the dollar amount of each variable annuity payment after the first will not be affected by actual expenses or changes in mortality experience.

EXCHANGE OF ANNUITY UNITS

After the Annuity Starting Date you may exchange the value of a specified number of Annuity Units of one subaccount for Annuity Units of another subaccount or the Fixed Account. You may not exchange Annuity Units of the Fixed Account for Annuity Units of the subaccounts.

The value of the Annuity Units being exchanged will be the value for the Valuation Period during which we receive your request for the exchange. The value of the new Annuity Units will be such that the dollar amount of an annuity payment made on the date of the exchange would not change as a result of the exchange.

No more than four exchanges may be made each policy year.


                         VARIABLE ANNUITY PAYOUT OPTIONS

             MONTHLY PAYOUTS PER $1,000 BASED ON 4.00% INTEREST AND
                1983A MORTALITY TABLE ALB PROJECTED 20 YEARS WITH
                              PROJECTION SCALE 'G'

-------------------------------------------------------------------------------------------------------
---------------------------------------------------- --------------------------------------------------
                   FEMALE RATES                                         MALE RATES
---------------------------------------------------- --------------------------------------------------
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
   Age      20 Year   10 Year   Life Only Installment 20 Year   10 Year   Life Only  Installment Age
            Certain   Certain               Refund   Certain   Certain               Refund
             & Life    & Life                         & Life    & Life
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    0         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       0
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    1         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       1
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    2         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       2
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    3         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       3
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    4         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       4
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    5         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       5
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    6         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       6
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    7         3.44      3.44      3.44       3.44      3.49      3.49      3.50       3.49       7
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    8         3.44      3.45      3.45       3.44      3.50      3.50      3.51       3.50       8
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    9         3.45      3.45      3.45       3.45      3.51      3.51      3.51       3.50       9
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    10        3.46      3.46      3.46       3.46      3.52      3.52      3.53       3.51       10
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    11        3.47      3.47      3.47       3.47      3.53      3.53      3.53       3.52       11
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    12        3.48      3.48      3.48       3.47      3.54      3.54      3.54       3.53       12
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    13        3.48      3.49      3.49       3.48      3.55      3.55      3.56       3.54       13
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    14        3.49      3.50      3.50       3.49      3.56      3.57      3.57       3.56       14
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    15        3.50      3.51      3.51       3.50      3.57      3.58      3.58       3.57       15
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    16        3.51      3.51      3.52       3.51      3.58      3.59      3.59       3.58       16
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    17        3.52      3.53      3.53       3.52      3.60      3.60      3.60       3.59       17
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    18        3.53      3.54      3.54       3.53      3.61      3.62      3.62       3.60       18
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    19        3.54      3.55      3.55       3.54      3.62      3.63      3.63       3.62       19
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    20        3.55      3.56      3.56       3.55      3.64      3.64      3.65       3.63       20
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    21        3.57      357       3.57       3.56      3.65      3.66      3.66       3.65       21
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    22        3.58      3.58      3.58       3.58      3.67      3.67      3.68       3.66       22
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    23        3.59      3.60      3.60       3.59      3.68      3.69      3.70       3.68       23
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    24        3.61      3.61      3.61       3.60      3.70      3.71      3.71       3.70       24
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    25        3.62      3.62      3.63       3.62      3.72      3.73      3.73       3.71       25
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    26        3.63      3.64      3.64       3.63      3.74      3.75      3.75       3.73       26
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    27        3.65      3.65      3.66       3.65      3.76      3.77      3.77       3.75       27
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    28        3.67      3.67      3.67       3.66      3.78      3.79      3.79       3.77       28
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    29        3.68      3.69      3.69       3.68      3.80      3.81      3.81       3.79       29
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    30        3.70      3.71      3.71       3.70      3.82      3.83      3.84       3.81       30
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    31        3.72      3.73      3.73       3.72      3.84      3.86      3.86       3.84       31
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    32        3.74      3.75      3.75       3.74      3.87      3.88      3.89       3.86       32
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    33        3.76      3.77      3.77       3.76      3.89      3.91      3.91       3.89       33
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    34        3.78      3.79      3.79       3.78      3.92      3.94      3.94       3.92       34
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    35        3.80      3.81      3.81       3.80      3.95      3.97      3.97       3.94       35
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    36        3.82      3.84      3.84       3.82      3.97      4.00      4.00       3.97       36
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    37        3.85      3.86      3.86       3.85      4.00      4.03      4.04       4.00       37
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    38        3.87      3.89      3.89       3.87      4.04      4.07      4.07       4.03       38
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    39        3.90      3.92      3.92       3.90      4.07      4.10      4.11       4.06       39
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    40        3.93      3.95      3.95       3.93      4.10      4.14      4.15       4.10       40
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    41        3.96      3.98      3.98       3.96      4.14      4.18      4.19       4.14       41
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    42        3.99      4.01      4.01       3.99      4.18      4.22      4.24       4.18       42
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    43        4.02      4.04      4.05       4.02      4.22      4.27      4.28       4.21       43
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    44        4.05      4.08      4.09       4.05      4.25      4.32      4.33       4.25       44
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    45        4.09      4.12      4.13       4.09      4.30      4.36      4.38       4.30       45
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    46        4.13      4.16      4.17       4.13      4.34      4.41      4.43       4.35       46
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    47        4.16      4.20      4.21       4.16      4.38      4.47      4.49       4.39       47
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    48        4.20      4.24      4.25       4.20      4.43      4.52      4.55       4.44       48
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    49        4.24      4.29      4.30       4.24      4.48      4.58      4.61       4.49       49
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    50        4.29      4.34      4.35       4.29      4.53      4.64      4.68       4.55       50
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    51        4.33      4.39      4.40       4.34      4.58      4.70      4.74       4.61       51
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    52        4.38      4.44      4.46       4.39      4.63      4.77      4.81       4.67       52
----------- --------- --------- ----------           --------- --------- ---------- --------- ---------
    53        4.43      4.50      4.52       4.44      4.69      4.84      4.89       4.73       53
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    54        4.48      4.56      4.58       4.49      4.74      4.91      4.97       4.80       54
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    55        4.53      4.62      4.65       4.56      4.80      4.99      5.06       4.87       55
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    56        4.59      4.69      4.72       4.62      4.86      5.08      5.14       4.94       56
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    57        4.65      4.76      4.79       4.68      4.92      5.16      5.24       5.02       57
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    58        4.71      4.83      4.87       4.74      4.98      5.25      5.34       5.10       58
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    59        4.77      4.91      4.96       4.82      5.04      5.35      5.45       5.19       59
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    60        4.83      5.00      5.05       4.89      5.01      5.45      5.57       5.28       60
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    61        4.89      5.08      5.14       4.97      5.17      5.56      5.69       5.37       61
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    62        4.96      5.18      5.24       5.06      5.23      5.67      5.82       5.47       62
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    63        5.03      5.28      5.35       5.14      5.29      5.79      5.97       5.58       63
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    64        5.09      5.38      5.47       5.24      5.35      5.92      6.11       5.69       64
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    65        5.16      5.49      5.59       5.34      5.41      6.05      6.28       5.81       65
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    66        5.23      5.61      5.72       5.45      5.47      6.19      6.45       5.93       66
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    67        5.30      5.74      5.86       5.56      5.52      6.32      6.63       6.06       67
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    68        5.37      5.86      6.02       5.68      5.58      6.47      6.84       6.20       68
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    69        5.43      6.00      6.18       5.80      5.63      6.62      7.05       6.35       69
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    70        5.50      6.15      6.36       5.93      5.67      6.78      7.28       6.50       70
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    71        5.56      6.30      6.55       6.07      5.72      6.94      7.51       6.64       71
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    72        5.61      6.46      6.76       6.22      5.76      7.10      7.77       6.82       72
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    73        5.67      6.63      6.99       6.37      5.80      7.27      8.04       6.99       73
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    74        5.72      6.80      7.23       6.55      5.83      7.43      8.33       7.17       74
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    75        5.76      6.99      7.49       6.72      5.86      7.60      8.64       7.37       75
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    76        5.80      7.17      7.77       6.91      5.89      7.77      8.97       7.57       76
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    77        5.83      7.36      8.07       7.11      5.91      7.94      9.32       7.78       77
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    78        5.86      7.55      8.40       7.33      5.93      8.11      9.70       8.01       78
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    79        5.89      7.74      8.75       7.55      5.94      8.28      10.10      8.25       79
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    80        5.91      7.93      9.14       7.78      5.96      8.44      10.54      8.50       80
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    81        5.93      8.12      9.55       8.03      5.97      8.60      10.99      8.76       81
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    82        5.95      8.31      9.99       8.30      5.98      8.75      11.49      9.03       82
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    83        5.96      8.49      10.47      8.57      5.98      8.89      12.01      9.33       83
----------- --------- --------- ----------           --------- --------- ---------- --------- ---------
    84        5.97      8.66      10.99      8.86      5.99      9.03      12.57      9.62       84
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    85        5.98      8.82      11.56      9.18      6.00      9.16      13.14      9.94       85
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    86        5.99      8.97      12.17      9.49      6.00      9.28      13.77     10.28       86
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    87        5.99      9.11      12.80      9.82      6.00      9.38      14.44     10.62       87
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    88        6.00      9.24      13.51     10.17      6.00      9.48      15.18     11.00       88
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    89        6.00      9.35      14.25     10.53      6.00      9.58      16.96     11.38       89
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    90        6.00      9.46      15.04     10.90      6.00      9.66      15.80     11.81       90
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    91        6.00      9.56      15.81     11.29      6.00      9.74      17.62     12.22       91
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    92        6.00      9.63      16.60     11.69      6.00      9.79      18.52     12.65       92
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    93        6.00      9.71      17.43     12.10      6.00      9.85      19.47     13.15       93
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    94        6.00      9.78      18.32     12.53      6.00      9.90      20.48     13.66       94
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------
    95        6.00      9.84      19.20     12.99      6.00      9.94      21.59     14.21       95
----------- --------- --------- ---------- --------- --------- --------- ---------- --------- ---------


THIS IS A FLEXIBLE PAYMENT SEPARATE ACCOUNT DEFERRED ANNUITY. THE POLICY'S ACCUMULATION VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE IN THAT ACCOUNT AND WILL INCREASE OR DECREASE DAILY. THE DOLLAR AMOUNT IS NOT GUARANTEED. NO DIVIDENDS ARE PAYABLE.